EXHIBIT 10.2.11
Senior Subordinated Note

Purchaser: American Capital Strategies, Ltd.	Smyrna, Georgia
Principal Amount: $12,168,000	June 23, 2004
     FOR ,VALUE RECEIVED, the undersigned, MGP Instruments, Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of the Purchaser set forth above (the “Purchaser”) the principal amount set forth above or, if less, the aggregate unpaid principal amount of this Senior Subordinated Note ( the “Senior Subordinated Note”) set forth above, payable at such times, and in such amounts, as are specified in the Note and Equity Purchase Agreement, dated as of June 23, 2004, among the Borrower, Dosimetry Acquisitions (U.S.), Inc., American Capital Financial Services, Inc., as Agent, and the other parties thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Purchase Agreement”).
     The Borrower promises to pay interest on the unpaid principal amount of this Senior Subordinated Note from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Purchase Agreement.
     Both principal and interest are payable in the lawful money of the United States of America as follows:
If by U.S. Mail to:
American Capital Financial Services, Inc., as Agent
ACS Funding Trust I, NW 7941
P.O. Box 1450
Minneapolis, MN 55485-7941.
If by Overnight Service to:
NW 7941 c/o Regular ACS Funding Trust I
1350 Energy Lane, Suite 200
St. Paul, MN 55108
If by wire transfer to:
Wells Fargo Bank, N.A.
ABA # xxxxxxxxx
Account Name: ACS Funding Trust I
Account #: xxxx-xxxxxx

     This Senior Subordinated Note is one of the Senior Subordinated Notes referred to in, and is entitled to the benefits of, the Purchase Agreement. Capitalized terms used herein and not defined herein are used herein as defined in the Purchase Agreement.
     The Purchase Agreement, among other things, (i) provides for the purchase of the Senior Subordinated Notes by the Purchaser in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrower resulting from such purchase being evidenced by this Senior Subordinated Note and (ii) contains provisions for acceleration of the maturity of the unpaid principal amount of this Senior Subordinated Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.
     This Senior Subordinated Note is secured as provided in the Security Documents.
     Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.
     This Senior Subordinated Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the Borrower has caused this Senior Subordinated Note to be executed and delivered by its respective duly authorized officer as of the day and year and at the place set forth above.

BORROWER: MGP INSTRUMENTS, INC.
By:	/s/ Michael S. Wilson
	Name:	Michael S. Wilson
	Title:	Vice President and CEO

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